                                                                    Exhibit 99.1

                                 1800 SHERMAN

                          STANDARD FORM OFFICE LEASE
                                    BETWEEN

    1800 Sherman Associates, an Illinois general partnership ("LANDLORD"), by its agent, Equity Office Properties, Inc.



                                      AND


         Cass Communications, Inc., an Illinois corporation ("TENANT")

                               TABLE OF CONTENTS
                               -----------------

I.        Basic Lease Information: Definitions........................................................... 1
          ------------------------------------

II.       Lease Grant.................................................................................... 3
          -----------

III.      Adjustment of Commencement Date / Possession................................................... 3
          --------------------------------------------

IV.       Use............................................................................................ 4
          ---

V.        Rent........................................................................................... 5
          ----

VI        Security Deposit............................................................................... 5
          ----------------

VII.      Services to be Furnished by Landlord........................................................... 5
          ------------------------------------

VIII.     Leasehold Improvements......................................................................... 6
          ----------------------

IX.       Graphics....................................................................................... 7
          --------

X.        Repairs and Alterations by Tenant.............................................................. 7
          ---------------------------------

XI.       Use if Electrical and HVAC Services by Tenant.................................................. 7
          ---------------------------------------------

XII.      Entry by Landlord.............................................................................. 8
          -----------------

XIII.     Assignment and Subletting...................................................................... 8
          -------------------------

XIV.      Liens.......................................................................................... 9
          -----

XV.       Indemnity and Waiver of Claims................................................................. 9
          ------------------------------

XVI.      Tenant's Insurance............................................................................. 10
          ------------------

XVII.     Surogation..................................................................................... 11
          ----------

XVIII.    Landlord's Insurance........................................................................... 11
          --------------------

XIX.      Casualty Damage................................................................................ 11
          ---------------

XX.       Demolition..................................................................................... 12
          ----------

XXI.      Condemnation................................................................................... 12
          ------------

XXII.     Events of Default.............................................................................. 13
          -----------------

XXIII.    Remedies....................................................................................... 14
          --------

XXIV.     Limitation of Liability........................................................................ 15
          -----------------------

XXV.      No-Waiver...................................................................................... 15
          ---------

XXVI.     Event of Bankruptcy............................................................................ 16
          -------------------

XXVII.    Quiet Enjoyment................................................................................ 17
          ---------------

XXVIII.   Relocation..................................................................................... 17
          ----------

XIX.      Holding Over................................................................................... 17
          ------------

XXX.      Subordination to Mortgages..................................................................... 17
          --------------------------

XXXI.     Attorney's Fees................................................................................ 17
          ---------------

XXXII.    Notice......................................................................................... 18
          ------

XXXIII.   Landlord's Lien................................................................................ 18
          ---------------

XXXIV.    Excepted Rights................................................................................ 18
          ---------------

XXXV.     Surrender of Premises.......................................................................... 19
          ---------------------

XXXVI.    Miscellaneous.................................................................................. 19
          -------------

XXXVII.   Entire Agreement............................................................................... 20
          ----------------

                            OFFICE LEASE AGREEMENT

     This Office Lease Agreement (the "Lease"), is made and entered into as of the 31/st/ day of July, 1993, by and between 1800 Sherman Associates, an Illinois general partnership ("Landlord") by its Agent, Equity Office Properties, inc. and Cass Communications, inc. an Illinois corporation ("Tenant").

I.      Basic Lease information; Definitions.
        ------------------------------------

     A. The following is some of the basic lease information and defined terms used in this Lease.

          1.   "Broker" means not applicable.

          2. "Building" shall mean the office building located at 1800 Sherman, Evanston, Cook County, State of Illinois, commonly known as The 1800 Sherman Building.

          3. If Landlord is not required to perform Landlord Work (hereinafter defined) in the Premises, the "Commencement Date," "Lease Term" and "Termination Date" shall be as set forth in subsection I.A.3.a. below. If Landlord is required to perform Landlord Work in the premises, the "Commencement Date," "Lease Term" and "Termination Date" shall be determined pursuant to subsection I.A.3.b. below (delete one):

               a. The "Lease Term" shall mean a period of one hundred twenty (120 months commencing on August 1, 1993 (the "Commencement Date") and, unless sooner terminated as provided herein, ending on July 31, 2003 (the "Termination Date").

               b.   INTENTIONALLY OMITTED.

          4.   "Guarantor(s)" shall mean NOT APPLICABLE.

          5. "Landlord Work" shall mean the work, if any, that Landlord is obligated to perform in the Premises pursuant to the Work Letter Agreement attached hereto as Exhibit "C".

          6. "Notice Addresses" shall mean the following addresses for tenant and Landlord, respectively:

               Tenant

               Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

               Cass Communications
               1800 Sherman
               Suite 300
               Evanston, IL 60201

               On or after the Commencement Date, notices shall be sent to Tenant at the Premises.

               Landlord:

               Equity Office Properties, Inc.
               1800 Sherman
               Evanston, IL 60201
               Attention:  Building Manager

               With a copy to:

               Equity Office Properties, Inc.
               Two North Riverside Plaza
               Suite 2200
               Chicago, Illinois  60606
               Attention:  General Counsel

               Payments of Rent only shall be made payable to the order of 1800 Sherman Associates at the following address:

               Equity Office Properties, Inc.
               1800 Sherman
               Evanston, IL 60201

          7. "Permitted Use" shall mean: general office purposes in connection with advertising services.

          8. "Premises" shall mean the area located on the third floor of the Building and outlined on Exhibit A attached hereto and Incorporated heroin and known as Suite # 300.

          9.   "Prepaid Rental": NOT APPLICABLE.

          10. "Rentable Area of the Premises" shall mean the area contained within the demising walls of the Promises and any other area designated for the exclusive use of Tenant, without deduction for any columns or projections necessary to the Building, plus a proportionate share of any Common Areas located on the floor(s) on which the Premises is located and a proportionate share of the Building's public areas, management office, engineer's office and "Mechanical Spaces" i.e. spaces housing service areas, equipment and/or access corridors for HVAC and communications facilities, plumbing, tire protection and elevators. The Rentable Area of the Premises is deemed for all purposes under this, Lease to be 12,500 square feet. The "Rentable Area of the Building" is deemed for all purposes under this Lease to be 134,541 square feet. The square footage amounts set forth for the Rentable Area of the Premises and the Rentable Area of the Building constitute a material part of the economic basis of this Lease and the execution thereof by Landlord and shall not be adjusted without the written consent of Landlord.

          11.  "Security Deposit" shall mean the sum of NOT APPLICABLE.
                                                        --------------

          12. "Tenant's Pro Rata Share" shall mean nine and twenty-nine hundredths percent (9.29%), which is the sum derived by dividing the Rentable Area of the Premises by The Rentable Area of the Building and multiplying the result thereat by one hundred (100).

     B. The following are additional definitions of some of the defined terms used in the Lease.

          1. "Basic Costs" shall mean all direct and indirect costs and expenses incurred in connection with the Property as more fully defined in Exhibit B-2.

          2. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

          3. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and such other days as Landlord may designate.

          4. "Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, vending areas, and lobby areas (whether at ground level or otherwise), and other similar facilities.

          5. "Maximum Rate" shall mean the greatest per annum rate of interest permitted from time to time under applicable federal and state law.

          6. "Normal Business Hours" for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays; and such other hours as Landlord may designate from time to time.

          7. "Prima Rate" shall mean the per annum interest rate publicly announced by The First National Bank of Chicago from time to time (whether or not charged in each instance) as its prime or base rate.

          8. "Property" shall mean the Building, the Building Garage, if any, all other improvements serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

II.    Lease Grant.  Subject to and upon the terms herein set forth, Landlord
       -----------
leases to Tenant and Tenant leases from Landlord the Premises.

III.   Adjustment of Commencement Date/Possession.
       ------------------------------------------

     A. If Landlord is performing Landlord Work in the Premises, the Lease Term shall not commence until the later to occur of the Target Commencement Date
- and the date that Landlord has substantially completed the Landlord Work; provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a "Delay"):

          1. Tenant's failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two (2) Business days of such request; or

          2. Tenant's insistence art materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay: or

          3.   Changes in any plans and specifications; or

          4. The performance or nonperformance by a person or entity employed by Tenant in the completion of any work (all such work and such persons or entitles being subject to the prior approval of Landlord); or

          5. Any request by Tenant that Landlord delay the completion of any of the Landlord Work; or

          6. Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

          7. Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Landlord Work; or

          8. Any other delay chargeable to tenant, its agents, employees or independent contractors; or,

          9.   Any other cause beyond Landlord's control;

     then, for purposes of determining the Commencement Date. the date of substantial completion shall be deemed to be the day that said Landlord Work would have been substantially completed absent any such Delay(s). The Landlord Work shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Landlord's work has been performed (or would have been performed absent any Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Landlord's determination of the Commencement Date shall be final and binding on alt pathos for all purposes, including, without limitation, determination of the date of commencement of the Lease Term and of Tenant's obligation to pay Rent hereunder. Promptly after the determination of the Commencement Date by Landlord, Landlord shall prepare a letter agreement (the "Commencement Letter") setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. Tenant, within five (5) days alter receipt thereof from Landlord, shall execute the Commencement Letter and return the came to Landlord. Notwithstanding anything herein to the contrary, Landlord in its sole discretion, may elect, by written notice to Tenant, not to adjust the Commencement Date as provided above, in which case the Commencement Date shall be the Target Commencement Date, provided that Rent shall not commence until the date that Landlord Work has been substantially completed (or would have been substantially completed absent any Delays).

     B.   By taking possession of the Premises, Tenant is deemed to have:

          1. accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition or suitability of the Premises or of the Building for Tenant's use thereof; and

          2. agreed that Landlord has no obligation to clean, decorate, after, (remodel, improve or repair the Premises or the Building unless said obligation is Specifically set forth in this Lease,

     C. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not be obligated to tender possession of any portion of the Premises that is currently occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease until the date Landlord: 1. recaptures such space from such existing tenant or occupant; and 2. regains the legal right to possession thereof. This Lease shall not be affected by any such failure to deliver. possession and Tenant shall have no claim for damages against Landlord as a result thereof, all of which are hereby waived and released by Tenant. If the Lease Term is to be determined pursuant to Section I.A.3.(a) hereof, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant, in which event the Termination Date shall correspondingly be postponed on a per diem basis. if the Lease Term is to be determined pursuant to Section I.A.3.(b), the Commencement Date and Termination Date shall be determined as provided in Section III.A. above, provided that Landlord's failure to deliver possession shall not be deemed to be a Delay by Tenant.

     D. If Tenant takes possession of the Premises prior to the Commencement Date for any reason whatsoever such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Base Rental and Additional Base Rental to Landlord on a per diem basis for each day of occupancy prior to the Commencement Date.

IV.    Use.  The Promises shall be used for the Permitted Use and for no other
       ---
purpose without the Landlord's prior written consent. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which creates a nuisance or which would increase the cost of insurance coverage with respect to the Building: Tenant shall conduct its business and control its agent; servant; contractors, employee; customers, Licensees, and invitees in such a manner as not to unreasonably interfere with, annoy or disturb other tenants, or in any way unreasonably interfere with Landlord in the management arid operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, Orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act. Notwithstanding the foregoing, Landlord, at its sole cost and expense (except to the extent properly included in Basic Costs), shall be responsible for correcting any violations of Title III of the Americans with Disabilities Act and/or applicable building, fire and safety codes with respect to the Premises and the Common Areas of the Building, provided that Landlord's obligation with respect to the Premises shall be limited to violations that: (i) arise out of the Landlord Work and/or (ii) of necessity, would require alterations to the basic structure of the Building, e.g. the placement of support columns, elevator shafts, exterior watts at public stairs. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment, provided that if Landlord elects not to contest any alleged violation, Landlord will make any repairs, additions, alterations or improvements necessary to comply with the notice of violation.

Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III, the specific nature of Tenant's business in the premises (other than general office use), the acts or omission of Tenant, its agents, employees and contractors, Tenant's arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Landlord Work) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with applicable coda Tenant wilt comply with the rules and regulations of the Building adopted and altered by Landlord from time to time and will cause all of its agents, servants, contractors employees, customers, licensees and invitees to do so. All changes to such rules and regulations will be sent by Landlord to Tenant in writing. A copy of the existing rules and regulations is attached hereto as Exhibit D and made a part hereof. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in accordance with Article XXXV hereof. Subject to (i) the terms of this Lease, (ii) events of Force Majeure and (iii) any reasonable security measures adopted by Landlord, Tenant shall have access to the Building and the Premises twenty-tour (24) hours a day, 365/6 days per year.

V.     Rent.
       ----

     A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever, the full amount of all Base Rental payments, subject to the Rent Abatement set forth in Exhibit E hereof, and any adjustments thereof, due in accordance with the rental schedule set forth in Exhibit B-1 hereof (the "Base Rental"), the full amount of all payments of Additional Base Rental due in accordance with Exhibit B-2 hereof and the full amount of all parking charges, if any, due in accordance with this Lease (the "Additional Base Rental") end all such other reasonable sums of money as shall become due under this Lease (including, without limitation, any reasonable charges for replacement of electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant's request), all of which hereinafter may be collectively called "Rent". Except as otherwise provided herein, the Base Rental and Additional Base Rental for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in equal monthly installments on the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and tenant hereby agrees to pay such Base Rental and Additional Base Rental to Landlord without demand, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant. If the Lease term, commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and Additional Base Rental for such month or months shall be prorated, based on the number of days in such month. All such payments shall be by a good and sufficient check. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any. other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. Tenant's covenant to pay Rent shall be independent of every other covenant set form in this Lease.

     B.   All Rent not paid when due and payable shall bear interest from five
(5) days after the date due until paid at the lesser of: 1. eighteen percent (18%) per annum; or 2. the Maximum Rate. In addition, if Tenant falls to pay any installment of Base Rental, Additional Base Rental or any other item of Rent when due and payable hereunder, a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

VI.    Security Deposit.  INTENTIONALLY OMMITTED
       ----------------

VII.   Services to be Furnished by Landlord.
       ------------------------------------

     A. Subject to the provisions of Article XI below, Landlord, as part of Basic Cost; agrees to furnish Tenant the following services:

          1. Cold water at those points of supply provided for general use of tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are standard for buildings of similar class, size, age and location, or as required by governmental authority; provided, however, healing and air conditioning service at times other than for Normal Business Hours for the Building shall be furnished only upon the written request of Tenant delivered to Landlord at the office of the Building prior to 3:00 p.m. at least one Business Day in advance of the date for which such usage is requested. Tenant shall pay Landlord, upon demand as additional rent, the entire cost of additional service as such costs are determined by Landlord from time to time.

          2. Routine maintenance and electric lighting service for all Common Areas of the Building in the manner and to the extent deemed by Landlord to be standard for buildings -of similar class, size, age and location.

          3. Janitor service on Business Days; provided, however, if Tenant's use, floor covering or other improvements require special services, Tenant shall, at Landlord's option, either {i) retain its own contractors (which contractor shall be subject to Landlord's reasonable approval) to do such work or. (ii) pay the additional cost reasonably attributable thereto as additional Rent upon presentation of statements therefor by Landlord.

          4. Elevator service in common with other tenants of the Building for ingress and egress to and from the floor of the Premises during Normal Business Hours, provided that, subject to Force Majeure, at least one (1) passenger elevator servicing the Premises shall be available for the use of Tenant, twenty-four (24) hours a day, 365/6 days per year.

     B. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations, Force Majeure (as hereinafter defined) or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor give rise to en abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Notwithstanding anything to the contrary contained in this Section VII.B. If (i) Landlord ceases to furnish any service in the Building, and Tenant notifies Landlord of such cessation in writing (the Interruption Notice"), (ii) such cessation does not arise as a result of an act or omission of Tenant, (iii) such cessation is not caused by a fire or other casualty (in which case Article XIX shall control), (iv) the repair or restoration of such service is reasonably within the control of Landlord, and (v) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant's sole remedy for such cessation shall be as follows: on the fifth (5/th/) consecutive business day (allowing the later to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such spate and the date Tenant provides Landlord with an interruption Notice, the Base Rental and Additional Base Rental payable hereunder shall be abated on a per diem basis for each day" after such five (5) business day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment and machinery, but except as otherwise expressly provided herein, Tenant shall have no claim for offset or abatement of Rent or damages on account of an interruption in service or resulting therefrom. Landlord's entire obligation with respect to the repair and maintenance of the Premises are set forth above.

     C. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of such security personnel, service, procedures or equipment and Landlord, except to the extent of its own negligence or willful misconduct, shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend any one suspected of personal injury or property damage in, on or around the Property.

VIII.  Leasehold Improvements.
       ----------------------

     A. Except as otherwise specifically provided elsewhere in this Lease or in the Work Letter Agreement, if any, attached hereto as Exhibit C and incorporated herein, all installations and improvements now or hereafter placed on or in the Premises shall be for Tenant's account and at Tenant's cost, which cost shall be payable by Tenant to Landlord upon demand as additional Rent.

     B. Any and all alterations, additions and improvements to the Premises, all attached furniture, equipment and non-trade fixtures (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Any unattached and movable equipment or furniture, trade fixtures or other personality of Tenant ("Tenant's Property") shall be owned arid insured by tenant. Landlord may, nonetheless, require Tenant to remove any Leasehold improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables on or before the expiration or earlier termination or this Lease and repair any damage caused by such removal. If Tenant fails to remove the Required Removables after Landlord's request therefor, Landlord may remove, store or dispose of the Required Removable; at Tenant's cost, and repair any damage caused by such removal and Tenant shall pay Landlord as additional Rent hereunder, on demand, all such costs. Notwithstanding the foregoing, Tenant may request in writing at the time it Submits its plans and specifications for an alteration, addition or improvement, that -Landlord advise Tenant whether Landlord wilt require Tenant to remove, at the termination at this Lease or Tenant's right to possession hereunder, such alteration, addition or improvement, or any particular portion thereof and Landlord shall advise Tenant within twenty (20) days after receipt of Tenant's request as to whether Landlord will require removal; provided, however, Landlord shall have the right to require Tenant to remove any vault, stairway or computer room alterations installed in the Premises, regardless of whether Landlord timely notified tenant that it would require such removal.

IX.    Graphics.  Landlord shall provide and install, at Tenant's cost, all
       --------
letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent.

X.     Repairs and Alternations by Tenant.
       ----------------------------------

     A. Tenant shall, at Tenant's own cost and expense, keep the Premises in good condition and repair reasonable wear and tear excepted. Such repairs shall restore the premises to as good a condition as it was in prior to such damage and shall be effected in compliance with the reasonable directions of Landlord. If Tenant falls to make such repairs to the Premises promptly, Landlord may, at its option, and upon written notice to Tenant, make such repairs, and Tenant shall pay the reasonable cost thereof to the Landlord on demand as additional Rent.

     B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, nor install any vending machines, safes or other heavy property or equipment within the Premises, nor place signs or window coverings on the Premises which are visible from outside the Premises, without first obtaining the written consent of Landlord in each such instance, which shall not be unreasonably withheld a delayed. Notwithstanding the foregoing, Landlord's consent shall not be required for any alteration, addition or improvement that; 1) costs less than $5,000.00 2) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting, 3) is net visible from the exterior of the Premises or Building, and 4) will not affect the systems or structure of the Building and does not require work to be performed inside the walls or above the ceiling of the Premises; provided that even if consent is not required, Tenant shall still comply with all the other provisions of this Section

X.B. Prior to commencing ant such work, Tenant must furnish Landlord with plans end specifications; names and addresses of contractors; copies of contracts; necessary permits; evidence of contractors and subcontractor's insurance in accordance with Section XVI.B. hereof; and indemnification in form and amount satisfactory to Landlord. All such improvements, alterations or additions shall be installed in a good workmanlike manner using new materials. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. If the proposed alterations, additions or improvements will affect the structure or the electrical mechanical, heating, ventilating and air conditioning system of the Building (the "System"), Tenant shall reimburse Landlord upon demand as additional Rent for all reasonable out-of-pocket sums expended by Landlord for examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements and for the costs of repairing any damage done to the Building caused by Tenant or Tenant's agents, servants, employees, customers; licensees, or invitees, if the proposed alterations, additions or improvements wilt affect the structure or Systems of the Building and if Landlord so requests, Tenant shall permit Landlord to supervise construction operations, but no such supervision shall impose any liability upon Landlord, in the event Landlord supervises such construction, Landlord shall be entitled to a supervisory fee in the amount of fifteen percent .{15%) of the cost of such construction. Landlord's approval of Tenant's plans and specifications or supervision of any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations.

XI.    Use of Electrical and HVAC Services by Tenant.
       ---------------------------------------------

     A. All electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge billed by the utility company supplying electricity and payable by Tenant directly to such utility company. Tenant's use of electrical and heating, ventilating and air conditioning ("HVAC") services furnished by Landlord shall not exceed, either in voltage, rated capacity, use or overall load, that which Landlord deems to be standard for the Building in the event Tenant shall request that it be allowed to consume electrical or HVAC services in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as additional Rent. Landlord shall have the right to separately meter electrical usage for the Premises at any time during the Lease Term or to use any other method of measuring electrical usage that Landlord, in its reasonable Judgment, deems to be appropriate.

     B. If Landlord generates or distributes electric consent for the Building, Tenant shall obtain all current from Landlord and pay as additional Rent Landlord's charges therefor,, provided, however, that if the cost of providing electricity is not included in Base Rental or Basic Costs, the charges to Tenant shall not exceed the rate that would be charged tenant if billed directly by the local utility for the same services. Landlord may cease to furnish electricity upon 30 days prior written notice, provided within the 30 days Landlord connects with another source of electric supply.

XII.   Entry by Landlord.  Landlord and its agents or representatives shall have
       -----------------
the right to enter the premises upon reasonable prior notice to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alteration; or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants premises, provided that landlord shall not unreasonably interfere with Tenant's use of the Premises. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily chose the Premises to perform repairs, alterations or additions in the Premises, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall pot constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XIII.  Assignment and Subletting.
       -------------------------

     A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or warrant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if: 1. the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; 2. the proposed transferee's business is not suitable for the Building considering the business of the other tenants end the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; 3. the proposed use is different than the Permitted Lice; 4, the proposed transferee is a government agency or occupant of the Building; or 5. Tenant is in default, Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of landlord's rights at to any Subsequent Transfers. in addition, Tenant shall riot, without Landlord's consent, publicly offer or advertise the Lease for Transfer in any media. In the event Tenant or anyone acting on behalf of Tenant or with Tenant's Knowledge violates the provisions of the foregoing sentence, Landlord, in addition to its other remedies, shall be entitled to seek injunctive relief preventing such action and Tenant shall be responsible for all costs incurred by Landlord in connection therewith.

     B. If Tenant requests Landlord's consent to a Transfer, Tenant shall notify Landlord in writing at least 45 days prior to the effective date of the proposed Transfer of the name of the proposed transferee and the nature of the business of the proposed transferee, the teen, use, rental rate anti all other material terms and conditions of the proposed Transfer, including, f without limitation, evidence satisfactory to Landlord that the proposed transferee is financially responsible4 Notwithstanding me provisions of Section XIII.A. above, Landlord may, during said 45-day period, 1) consent to or refuse to consent to such Transfer in writing; or 2) negotiate directly with the proposed transferee and (in the event Landlord is able to reach agreement with such proposed transferee) upon execution of a lease with such transferee, terminate this Lease (in part or in whole, as appropriate) upon thirty (30) days' notice; or 3) cancel and terminate this Lease, in whole or in part as appropriate, upon 30 days notice, in the event Landlord consents to any such Transfer, the Transfer shall be in a form approved by Landlord, and Tenant shall bear all costs and expenses incurred by Landlord in connection with me review and approval of such documentation, which costs and expanses shall be deemed to be no more than One Thousand Dollars ($1,000.00).

     C. All cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord.

     D. It Tenant is a corporation and if at any time during the Lease Term the person or persons who own the voting shares at the time of the execution of this Lease cease for any reason, including but not limited to merger, consolidation or other reorganization involving other corporation, to own a majority of such shares, or it Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the General partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original Shareholder(s) or partner(s)), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation the outstanding stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed.

     E. Any Transfer consented to by Landlord in accordance with this Article XIII shall be only for the Permitted Use and for no other purpose, and in no event snail any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

XIV.   Liens.  Tenant will not permit any mechanic's liens or other liens to be
       -----
placed upon the Premises or Tenant's leasehold interest therein, the Building, or the real estate associated therewith. Landlord's title to the Building and Property is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach, Tenant shall, within 5 days of notice of the filing of said lien, either discharge or bond over such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined), and in such a manner as to stay the enforcement or foreclosure of such lien. If Tenant shall fall to so discharge or bond over such lien then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys fees (if and to the extent permitted by law) shall be paid by Tenant to Landlord on demand as additional Rent.

XV.    Indemnity and Waiver of Claims.
       ------------------------------

     A. Except for losses, liabilities, obligations, damages, penalties, claims, costs, changes and expenses resulting from the negligence of Landlord and/or its agents, employees or contractors, and subject to the provisions of
Article XVII hereof, Tenant shall indemnify, defend and hold Landlord, its principals, beneficiaries, partners, officers, directors, agents, employees and any Mortgagee(s) (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees (if and to the extent permuted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use, occupancy or maintenance of the Premises by, through or under Tenant, and (without limiting the generality of the foregoing) any of the following: 1) any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees; 2) any use, non-use, possession, occupation, condition, operation or maintenance of the Premises or any part thereof; 3) any act or omission of Tenant or arty of its transferees, agents, servants, contractors, employees, customers, licensees or invitees, regardless of whether such act or omission occurred within the Premises; 4) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; or 5) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease With which Tenant must comply or perform. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel approved by Landlord or, at Landlord's option, reimburse Landlord for the cost of any counsel retained directly by Landlord to defend and resist such action or proceeding.

     B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by. through or under Tenant (including Tenant's employees) resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from:
1) the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair; 2) wind or weather; 3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; 4) broken glass; 5) the backing up of any sewer pipe or downspout; 6) the bursting, leaking or running of any tank, water closet, drain or other pipe; 7) the escape of steam or water;
8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; 9) the failing of any fixture, plaster, tile or other material; 10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or 11. any other cause of any nature except, as to items 1. - 9., where such loss or damage is due to Landlord's negligence or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

XVI.   Tenant's Insurance.
       ------------------

     A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose; Tenant shall carry and maintain, at its sole cost and expense:

          1. Commercial General Liability insurance with a Broad Form General Liability Endorsement applicable to the Premises and its appurtenances providing, on an occurrence basic, a minimum combined single limit of Two Million Dollars ($2,000,000).

          2. All Risks of Physical Loss insurance written at replacement cost value and with a replacement cost endorsement covering all or Tenant's Property in the Premises,

          3. Workers Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers Liability Coverage of Five Hundred Thousand Dollars ($500,000.00) per occurrence.

          4. Whenever good business practice, in Landlord's reasonable judgment, indicates the need of different type of insurance in substitution for the coverage specified above in connection with the Premises or Tenant's use and occupancy thereof, Tenant shall, upon request, obtain such insurance at Tenant's expense. provided such substitute coverage is available at a reasonable premium, and provide Landlord with evidence thereof,

     B. Except for items for which Landlord is responsible under the Work Letter Agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on lbs Premises to carry and maintain, at no expense to Landlord, in addition to worker's compensation insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage, Completed Operations coverage, a Broad Form Property Damage coverage and Contractor's Protective Liability) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000); such limit may be accomplished by means of an umbrella policy.

     C. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of "A7" or better and shall be licensed and qualified to do business in the state in which the Promises are located. All policies evidencing Tenant's insurance (except for Workers Compensation) shall specify Tenant and the "owner[s] of the Building and its (or their) respective principals, beneficiaries, partners, officers, directors, employees, agents and mortgagee[s]" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds. Provided that the coverage afforded Landlord and any designees or Landlord shall net be reduced or otherwise adversely affected, all of Tenant's insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days in advance written notice of any change, cancellation, termination or lapse of said insurance, Tenant shall be solely responsible for payment of premiums (or all of Tenant's insurance). Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's insurance shall in no event limit Tenant's liability under this Lease.

     D. Tenant shall not do or fail to do anything in, upon or about the Premises which will: 1) violate the terms of any of Landlord's insurance policies; 2) prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees; or 3) result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events act forth in this Section, Tenant shall pay Landlord upon demand, as additional Rent, the cost of the amount of any increase in any such insurance premium. If Tenant fails to obtain the insurance coverage required by this Lease, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, an additional Rent, the cost of all premiums thereon and all of Landlord's costs associated therewith.

XVII.  Subrogation.  Notwithstanding anything set forth in this Lease to the
       -----------
contrary, Landlord and Tenant do hereby waive any and all right of recovery claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee[s], for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee[s], which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by subrogation. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, its policies of fire, extended coverage or material damage insurance, written notice of the terms of this mutual waiver, and to have such insurance policies property endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible -applicable to any toss or damage Shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates, in the event that Tenant is permitted to and self-insures any risk which would have been coveted by the insurance required to be carried by Tenant pursuant to Article XVI of the Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to Article XVI of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance,

XVIII.   Landlord's Insurance.  Landlord shall maintain property insurance on
         --------------------
the Building in such amounts as Landlord reasonably elects, The cost of such insurance shall be included as a part at the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear, Landlord may, at its option, elect to self insure.

XIX.     Casualty Damage.  If the Premises or any part thereof shall be damaged
         ---------------
by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have bean damaged by such casualty) or in the event the Premises have been damaged and there is less than one (1) year of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at tie option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the date specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable.

     In addition to Landlord's rights to terminate as provided herein, Tenant shall have the following rights to terminate this Lease:

     A. if (1) a substantial portion of the Premises has bean damaged by tire or other casualty; (2) there is less than one (1) year of the Lease Term remaining on the date of such casualty; 3) the casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and 4)Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of the lire or other casualty;

     B. if (1) a substantial portion of the Premises has been damaged by fire or other casualty; 2) there are less then two (2) years, but not less than 12 months, of the Lease Term remaining on the date of such casualty and the Completion Estimate (defined below) indicates that the Premises cannot be made tenantable within ninety (90) days of the date of such casualty; (3) the casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors, and (4) Tenant provides Landlord with written notice of its intent to terminate within ten (10) days after Tenant's receipt of the Completion Estimate.

     If neither Landlord nor Tenant elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Leasehold improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises, if any, which Landlord has insured to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty. When repairs to the

Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's re-occupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises, in the event that all or any portion of the Premises shall be made untenantable by a tire or other casualty. Landlord shall with reasonable promptness, cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the "Completion Estimate"). Except as otherwise provided herein, it the Completion Estimate indicates that the Premises cannot be made tenantable within nine (9) months from the date the repair and restoration is started, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after its receipt of the Completion Estimate. if the Completion Estimate indicates that the Premises can be made tenantable within nine (9) months from the date the repair and restoration is started and neither Landlord nor Tenant have not otherwise exercised their respective rights to terminate the Lease pursuant to the terms hereof, or if the Completion Estimate indicates that the Premises cannot be made tenantable within nine (9) months but neither panty terminates this Lease pursuant to this Article XIX, Landlord shall proceed with reasonable promptness to repair and restore the Premises. Notwithstanding the foregoing, it Landlord does not substantially complete the repair and restoration the Premises within two (2) months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this lease by written notice to Landlord within fifteen
(15) days after the expiration or such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process, (ii) any delays caused by Tenant, and (iii) any delays caused by events of Force Majeure. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a per diem basis during the time end to the extent the Premises are untenentable. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or contractors, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable, and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds, Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

XX.    Demolition.  INENTINALLY OMITTED.
       ----------

XXI.   Condemnation.  If 1. the whole or any substantial part of the Premises or
       ------------
2. any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Pate, shall be taken on condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the data the physical taking of said Premises or said portion of the Building or Property shall occur. In the event this Lease is not terminated, the Rentable Area or the Building, the Rentable Area of the Premises and Tenant's Pro Rate Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself, provided; however, Tenant may file a claim at its sole cost and expense and receive an award for the Tenant's Property, any unamortized Tenant Improvements and Tenant's reasonable relocation expenses, provided the filing of such claim does not adversely affect or diminish the award which would otherwise have been recovered by Landlord had Tenant not filed such a claim and received such award.

XXII.  Events of Default.  The following events shall be deemed to be events of
       -----------------
default under this Lease:

     A. Tenant shall fail to pay when due any Base Rental Additional Base Rental or other Rent under this Lease, and such failure shall continue for five
(5) days alter delivery of notice to Tenant (hereinafter sometimes referred to as a "Monetary Default").

     B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within twenty (20) days after delivery to Tenant of notice of the occurrence of such failure (or such longer period of lime as may be reasonably necessary to cure (not to exceed 60 days), provided that Tenant commences to cure such default within ten (10) days after notice from Landlord and, from time to time upon request of Landlord, furnishes Landlord with evidence that demonstrates, in Landlord's reasonable judgment, that Tenant is diligently pursuing a course that will remedy such failure) provided that if any such failure creates a hazardous condition, such failure must be cured immediately.

     C. Tenant or any Guarantor Shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due.

     D. Tenant or any Guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, on Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings tiled against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a debtor or its re-organization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

     E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty
(60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

     F. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

     G. Tenant shall abandon or vacate any substantial portion of the Premises without the prior written permission of Landlord.

     H. Tenant shall fail to take possession of and occupy the Promises within thirty (30) days following the Commencement Date and thereafter continuously conduct its operations in the Premises for the Permitted Use as set forth in Paragraph IV hereof.

     I. The liquidation, termination, dissolution, forfeiture of right to do business or death of Tenant or any Guarantor.

     J. Tenant shall be in default beyond any notice and cure period under any other lease with Landlord.

XXIII.   Remedies.
         --------

     A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XXII or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations due and waives any and all other notices or demand requirements imposed by Applicable law):

          1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the lease hereunder, Landlord may without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof. by force. lf necessary, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting or failure to relet. Landlord agrees to use reasonable efforts to mitigate damages, provided that such reasonable efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article XIII hereof.

          2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor and without terminating this Lease, Landlord may (but shall be under no obligation to) relet the

     Premises or any pail thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant. Landlord agrees to use reasonable efforts to mitigate damages, provided, that such reasonable efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the premises to any party that Landlord could reasonably reject as a transferee pursuant to Article XIII hereof.

          3. Enter upon the Premises by force if necessary and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of a per annum rate equal to: a. the Maximum Rate, or b. the Prime Rate plus five percent (5%), and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

          4. In order to regain possession of the Premises and to deny Tenant access thereto in any instance in which Landlord has terminated the Lease or Tenant's right to possession, or to limit access to the Premises in accordance with local law in the event of a default by Tenant, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

          5. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of: a. all Rent accrued hereunder through the date of termination, and, upon Landlord's determination thereof, b. an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at the prime rate then in effect, minus
     (ii) the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted, after deducting all anticipated Costs or Reletting. Landlord's determination of such amount shall be conclusive and binding on Tenant, and shall be deemed to have been made in good faith, subject only to manifest error.

     B. For purposes of this Lease, the term "Costs of Reletting shall mean all costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation, Rent loss during the period the Premises are vacant prior to reletting, the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees (if and to the extent permitted by law), the cost of protecting or caring for the Premises while vacant, the cost of reletting and storing any properly located on the premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).

     C. Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to Article XXIII hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent required to be paid by Tenant pursuant to this Lease.

     D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any at the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     E. This Article XXIII shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXIV.  LIMITATION OF LIABILITY.  NOTWITHSTANDING ANYTHING TO THE CONTRARY
       -----------------------
CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD. IN ADDITION, TENANT ACKNOWLEDGES THAT EQUITY OFFICE

PROPERTIES, INC. IS ACTING SOLELY IN ITS CAPACITY AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT.

XXV.   No Waiver.  Failure of Landlord to declare any default immediately upon
       ---------
its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXVI.  Event of Bankruptcy.  In addition to, and in no way limiting the other
       -------------------
remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

     A. "Adequate protection" of Landlord's interest ln the Premises pursuant to the provisions of Section 361 and 353 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

          1. the continued payment by tenant of the Base Rental and all other Rant due and owing hereunder and the performance of all other covenants and obligations hereunder by tenant;

          2. the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

          3. the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then-currant monthly Base Rental.

     B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (a) times the then-current Base" Rental payable hereunder.

     C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, than be deemed without further act or dead to have assumed all of the obligations of Tenant arising "under this Lease on and after the effective data of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

     D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes at
Section 502(b) (6) of the Bankruptcy Code.

     E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other Rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

     F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth 1, the name and address of such person or entity, 2. all of the terms and conditions of such offer, and 3. the adequate assurance to be provided Landlord to assure such persons or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by auth person for the assignment of this Lease.

     G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(a) (2) of the Bankruptcy Code.

XXVII.   Quiet Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy
         ---------------
the Premises, subject to the other terms of this Lease (including, without limitation, Article XXX hereon), provided that Tenant pays the rent herein recited to be paid by Tenant and performs all of Tenants covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Landlord's interest hereunder.

XXVIII.  Relocation, Landlord, at its expense, shall be entitled to cause Tenant
         ----------
to relocate from the Premises to comparable space containing approximately the same Rentable Area as the Premises (the "Relocation Space") within the Building at any time, upon one hundred arid twenty (120) days prior written notice to Tenant, provided that: (i) the Relocation Space shall be located on or above the third floor of the Building; and (ii) the Relocation Space shall be substantially similar in physical layout and level of Improvements as compared to the Premises; and (iii) Tenant shall not be required to move into the Relocation Space prior to the substantial completion of any construction to be performed by Landlord in said Relocation Space. If and to the extent that any design or space planning shall be required in connection with said relocation, such design or space planning shall be subject to the mutual and reasonable approval of both Landlord and Tenant. Landlord agrees to reimburse Tenant for all reasonable costs actually incurred in connection with the Relocation, including the cost of reprinting existing stationery and business cards, moving telephones and computers, graphics and similar items of expense. Such a relocation shall not affect this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has bean moved rather than the original Premises as herein defined, and the Base Rental shall be adjusted so that Immediately following such relocation the Base Rental for the Relocation Space per annum on a per square foot of Rentable Area basis shall be the same as the Base Rental per annum immediately prior to such relocation for the original Premises on a per square toot of Rentable Area basis. Notwithstanding anything contained herein to the contrary, Landlord may not exercise its rights to relocate the Tenant at any time during the first four (4) years of the Lease Term.

XXIX.  Holding Over.  In the event of holding over by Tenant after expiration or
       ------------
other termination at this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy on a day-to-day basis for the first week (i.e. seven calendar days) of such holding over and Tenant shall pay rent (on a per diem basis) equal to the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over). If after the first week of such holding over tenant continues to occupy the Premises, such occupancy shall be deemed to create a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall throughout the entire holdover period pay rent (on a per month basis without reduction for any partial months during any such holdover) equal to 150% of the sum of the Base Rental and Additional Base Rental due for period immediately preceding such holding over. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. Tenant shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

XXX.   Subordination to Mortgages.  Tenant accepts this Lease subject and
       --------------------------
subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications; refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such Mortgage as Landlord may request. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within five days of the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or If there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default plating the nature of such Alleged default) and further stating such other matters as Landlord shall reasonably require

XXXI.    Attorney's Fees.  In the event that Landlord should retain counsel
         ---------------
and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant Institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable lees of its attorney(s) (if and to the extent permitted by law) in connection therewith.

XXXII.   Notice.  Whenever any demand, request, approval, consent or notice
         ------
("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section 1.A.6. of this Lease provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve Notice by any manner permitted by Law. Any Notice under this Lease delivered by registered or Certified mail shall be deemed to have been given and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery data Indicated on the return receipt. Notice sent by overnight courier service shall be deemed given and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

XXXIII.  Landlord's Lien.  in addition to any statutory lien for rent in
         ---------------
Landlord's favor; Landlord (the secured party for purposes hereof) shall have and Tenant (the debtor for purposes hereof) hereby grants to Landlord, an express contract lien and a continuing security Interest to secure the payment of all Rent due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant (and any transferees or other occupants of the Premises) presently or hereafter situated on the Premises and upon all proceeds of any Insurance which may accrue to Tenant by reason of damage or destruction of any such property. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by, law, all rights and remedies under the Uniform Commercial Code of the state in which the Premises is located, including without limitation the right to sell the property described in this paragraph at public or private sale upon ten (10) days notice to Tenant, which notice Tenant hereby agrees is adequate and reasonable. Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and the security interest granted herein serve as a financing statement, and a copy or photographic or other reproduction of this Paragraph of this Lease may be filed of record by Landlord and have the same force and effect as the original. Tenant warrants and represents that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes. Tenant further warrants and represents to Landlord that the lien granted herein constitutes a first and superior lien and that Tenant will not allow the placing of any other lien upon any of the property described in this Paragraph without the prior written consent of Landlord.

XXXIV.  Excepted Rights.  This Lease does not grant any rights to light or air
        ---------------
over or about the Building. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and Improvements below the Improved floor level of the Premises, the Improvements and rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time: A. to change the Building's name or street address; B. to install, fix and maintain signs on the exterior and interior of the Building; C. to designate and approve window coverings; D. to make any decorations, alterations, additions, Improvements to the Building, or any part thereof (Including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law; E. to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease; F. to retain at all times and to use pass-keys to all locks within and into the Premises; G. approve the weight, size, or location of heavy equipment, articles in and about the Premises; H. to close or restrict access to the Building at all times other then Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building: I. to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building; and J. to grant to anyone the exclusive right to conduct any business or undertaking in the Building. Landlord, in accordance with Article XII hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights set forth herein and such entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XXXV.   Surrender of Premises.  At the expiration or earlier termination of this
        ---------------------
Lease or Tenant's right of possession hereunder, Tenant shall quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. If Tenant fails to remove any of Tenant's Property within one (1) day after the termination of this Lease or Tenant's right to possession hereunder, such Tenant's Property, or any portion thereof designated by Landlord, shall at Landlord's option, and upon notice to Tenant,
(a) be conclusively presumed to have been abandoned by Tenant and title to such Items shall pass to Landlord, and/or (b) be removed and/or stored by Landlord at the risk, cost and expense of Tenant and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord.

XXXVI.  Miscellaneous.
        -------------

     A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held Invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     B. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent.

     C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the state In which the Building is located.

     D. Events of "Force Majeur" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental law, regulations or restrictions and any other cause whatsoever that is beyond the control of Landlord. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

     E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such. event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     F. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to nave represented Tenant in connection with this Lease.

     G. If there is more than one Tenant, or the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

     H. In the event Tenant is a corporation (including any form of professional association), partnership (genera! or limited), or other form of organization other than an Individual, then each individual executing or attesting this Lease on behalf of Tenant hereby covenants warrants and represents: 1. that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; 2. that this Lease is binding upon Tenant; 3, that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; 4. that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant and any amendments thereto; and 5. that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, dead of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a corporation, Tenant will, prior to the Commencement Date, deliver to Landlord a copy of a resolution of Tenant's board of directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified to Landlord's satisfaction by the secretary or assistant secretary of Tenant.

     I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease Term, Tenant shall provide Landlord, upon ten (10) days prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and if such is the normal practice of Tenant, shall be audited by an independent certified pubic accountant.

     J. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto, and no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to purchase or sale, which may not be assigned by Tenant except as expressly provided in this Lease.

     K. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

     L. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term.

     M. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof.

     N. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if any, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's Mortgagees, if required.

XXXVII.  Entire Agreement.  This Lease Agreement, including the following
         -------
Exhibits:

     Exhibit A    - Outline and Location of Premises
     ---------

     Exhibit B-1  - Schedule of Base Rental
     -----------

     Exhibit B-2  - Payment of Base Costs
     -----------

     Exhibit C    - Work Letter Agreement (if required)
     ---------

     Exhibit D    - Rules and Regulations
     ---------

     Exhibit E    - Additional Provisions
     ---------

     Exhibit F    - Parking Agreement
     ---------

constitutes the entire agreement between the parties hereto with respect tot he subject matter of this Lease. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN

THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

ATTEST:                                 LANDLORD: 1800 SHERMAN ASSOCIATES, an
                                        Illinois general partnership

/s/ Mark E. Krason
------------------------------

Name (print):  Mark E. Krason           BY:  EQUITY OFFICE PROPERTIES, INC.,
              ---------------
                                        as agent

/s/ Irene Wodarczyk                          By:  /s/ Pamela Boneham
------------------------------                    -----------------------------

Name (print):  Irene Wodarczyk               Name:  Pamela Boneham
               ---------------                      ---------------------------

                                             Title:  Vice President
                                                     --------------------------

ATTEST:                                 TENANT:   CASS COMMUNICATIONS INC., an
                                                  Illinois corporation

/s/ Jeffrey S. Blumberg                 By:  /s/ Alan Weisman
---------------------------------          ------------------------------------

Name (print): Jeffrey S. Blumberg       Name:  Alan Weisman
              -------------------              --------------------------------

                                        Title:  President
_________________________________               -------------------------------

Name (print):____________________


                           [FLOOR PLAN APPEARS HERE]

EXHIBIT B-1

                            SCHEDULE OF BASE RENTAL
                            -----------------------


This Exhibit is attached to and made a part of the Lease dated by and between 1800 Sherman Associates, by its agent Equity Office Properties, Inc ("Landlord")
-----------------------
and Case Communications, Inc. ("Tenant") for space in the Building indicated at
    -------------------------
1800 Sherman, Evanston, IL 60201.
--------------------------------

     A.  Tenant shall pay Landlord the sum of Two Million Eight Hundred Forty-
                                              -------------------------------
Three Thousand Seven Hundred Fifty and 94/100 Dollars ($2,843,750.94) as Base
---------------------------------------------
Rental for the Lease Term in monthly installments as follows (except to the extent such schedule is adjusted as provided below):

     1.   12 equal monthly Installments of $19,791.67 each payable on or before
          --                                ---------
          the first day of each month during the period beginning August 1, 1993
                                                                  --------
          and ending July 31, 1994.
                     -------------

     2.   12 equal monthly Installments of $20,312.50 each payable on or before
          --                                ---------
          the first day of each month during the period beginning August 1, 1994
                                                                  --------------
          ending July 31, 1995.
                 -------------

     3.   12 equal monthly Installments of $20,833.50 each payable on or before
          --                                ---------
          the first day of each month during the period beginning August 1, 1993
                                                                  --------------
          and ending July 31, 1995.
                     -------------

     4.   12 equal monthly Installments of $21,354.17 each payable on or before
          --                                ---------
          the first day of each month during the period beginning August 1, 1996
                                                                  --------------
          and ending July 31, 1997.
                     -------------

     5.   12 equal monthly Installments of $21,875.00 each payable on or before
          --                                ---------
          the first day of each month during the period beginning August 1, 1997
                                                                  --------------
          and ending July 31, 1998.
                     -------------

     Continued in Section 1 of Exhibit E.

     B. Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Lease Term will commence on the Target Commencement Date. If the Lease Term does not commence on the Target Commencement Date, the beginning and ending dates set forth above with respect to the payment of any installment(s) of Base Rent(s) shall be approximately adjusted on a per diem basis and set both in the Commencement Letter to be prepared by Landlord. In the event that the Base Rental rate adjusts (up or down) on any day other than the first day of the month, Base Rental for the month on which such adjustment occurs shall be determined based on the number of days in such month for which each particular Base Rental rate is applicable.

     For example, by way of illustration only, assume that tenant is required to
     ----------------------------------------
pay base rental pursuant to the following schedule based on a lease term of two years and a target commencement date of January 1, 1992:

     1. 12 equal installments of $100.00 each payable on or before the first day of each month during the period beginning January 1, 1992 and ending December 31, 1992; and

     2. 12 equal installments of $200.00 each payable on or before the first day of each month during the period beginning January 1, 1993 and ending December 31, 1993.

     If the actual commencement date is determined to be January 15, 1992, the base rental schedule shall be adjusted as follows:

     1. 1 partial monthly installment of $54.01 ($3.23 (per day) x 17 (# of days)) payable on or before January 15, 1992 with respect to the period beginning January 15, 1992 and ending January 31, 1992; and

     2. 11 equal monthly installments of $100.00 payable on or before the first day of each month during the period beginning February 1, 1992 and ending December 31, 1992; and

     3.   11 monthly installments of $154.01 ([$3.23 x 14 ] + [$0.45 X17])
          payable on or before January 1, 1993 with respect to the period beginning January 1, 1993 and ending January 31, 1993; and

     4. 11 equal monthly installments of $200.00 payable on or before the first day of each month during the period beginning February 1, 1993 and ending December 31, 1993; and

     5. 1 partial monthly installments of $90.30 ($6.45 x 14) payable on or before January 1, 1994 with respect to the period beginning January 1, 1994 and ending January 14, 1994, provided if Landlord elected to extend the Lease Term for an additional 17 days so that the Termination Date fell on January 31, 1994. Tennant shall pay Landlord a monthly installment of $200.00 for the period beginning January 1, 1994 and ending January 31, 1994.

     C. All such Base Rental shall be payable by Tenant in accordance with the terms of Article V of the Lease.

                                        LANDLORD:   1800 Sherman Associates
                                        an Illinois general partnership

ATTEST:                                 BY:   EQUITY OFFICE PROPERTIES, INC.,
                                              as agent

/s/ Mark E. Krason                      By:  /s/ Pamela Boneham
---------------------------------            ----------------------------------

Name (print):  Mark E. Krason           Name:  Pamela Boneham
               ------------------              --------------------------------

/s/ Irene Wodarczyk                     Title:  Vice President
---------------------------------               -------------------------------

Name (print): Irene Wodarczyk
              -------------------



ATTEST:                                 TENANT:  Cass Communications, Inc., an
                                        Illinois corporation

/s/ Jeffrey S. Blumberg                 By:  /s/ Alan Weisman
---------------------------------            ----------------------------------

Name (print): Jeffrey S. Blumberg       Name:  Alan Weisman
              -------------------              --------------------------------

_________________________________       Title:  President
                                                -------------------------------

Name (print): ___________________

                                  EXHIBIT B-2

                            PAYMENT OF BASIC COSTS
                            ----------------------

     This Exhibit is attached to and made a part of the Lease dated July 31,
                                                                    --------
1993 by and between 1800 Sherman Associates ("Landlord"), and its agent, Equity
----                -----------------------
Office Properties, Inc. and Case Communications Inc. ("Tenant") for space in the
                            ------------------------
Building located at 1800 Sherman, Evanston, IL 60201.
                    --------------------------------

BASIC COST ADJUSTMENT.  During each calendar year, or portion thereof, falling
---------------------
within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder the sum of (1) Tenant's Pro Rate Share of the amount, if any, by which Taxes (hereinafter defined) for the applicable calendar year exceed Taxes for the Base Year (hereinafter defined) plus (2) Tenant Pro Rate Share of the amount, if any, by which Expenses (hereinafter defined) for the applicable calendar year 1993 Tenant's Pro Rate Share of increases in Taxes and Tenant's Pro Rata Share of Increases in Expenses shall be computed separate and independent of each other prior to being added together to determine the "Excess." In the event that Taxes and/or Expenses, as the case may be, in any calendar year decrease below the amount of Taxes or Expenses for the Base Year, Tenant's Pro Rate Share of Taxes and/or Expenses, as the case may be, for such calendar year shall be deemed to be $0, it being understood that Tenant shall not be entitled to any credit or offset if Taxes and/or Expenses decrease below the corresponding amount for the Base Year. Prior to the Commencement Date and prior to January 1 of each calendar year during the Lease Term, or as soon thereafter, as practical, Landlord shall make a good faith estimate of the Excess for the applicable calendar year. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Excess. Landlord shall have the right from time to time during any such calendar year to revise the estimate of the Excess. Landlord shall have the right from time to time during any such calendar year to revise the estimate of the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Excess by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of the Excess for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous year's estimate of the Excess. Tenant shall pay Landlord for any underpayment upon demand. Any overpayment shall, at Landlord's option, be refunded to Tenant or credited against the installment of Additional Base Rental due for the month immediately following the furnishing the such estimate. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph A below, when actual Basis Costs are determined for such calendar year.

A.   Basic Costs Reconciliation.  As soon as practical following the end of each
     --------------------------
     calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and the actual Excess for the previous calendar year. If for any calendar year the Additional Base Rental collected for the prior year, as a result of Landlord's estimate of Basic Costs, is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's opinion, apply such amount against Additional Base Rental due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

B.   Definition.
     ----------

     1. "Basic Costs" for any calendar year shall mean the total, computed in accordance herewith, of Taxes, for such calendar year and Expenses for such calendar year.

     2. "Expenses" shall mean all direct and indirect costs and expenses paid or incurred in each calendar year in connection with operating, maintain, repairing, managing and owning the Building and the Property (inclusive of the Exterior Common Areas), including, without limitation, the following:

          (i) All labor costs for all persons performing services required or utilized in connection with the operation, repair and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen's compensation insurance, uniforms, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses incurred under the provisions or any collective bargaining agreement.

          (ii) All management fees, the cost of maintaining a management office at the Building, and all fees for legal and accounting services relating to the Building and the Property.

          (iii) All rental and/or purchase costs of materials, supplies, hand tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

          (iv) All amounts charged to Landlord by contractors and/or suppliers for services, materials, equipment and supplies furnished in connection with the operation, repair maintenance, replacement of and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems.

          (v) All premiums and deductibles paid by Landlord for fire and extended coverage, insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Landlord's Mortgagee.

          (vi) Charges for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those charges for which tenants are individually responsible.

          (vii) All landscape expenses and costs for repairing, resurfacing and striping of the parking areas of the Property, if any.

          (viii) Cost of maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or Venetian blind cleaning, janitorial services, pest control, uniform supply, landscaping, and any parking equipment.

          (ix) Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor direction billed or tenants.

          (x) The amortized cost of capital improvements made to the Building or the Property which are primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building or which are required to comply with any laws, rules or regulations of any governmental authority, the cost of such items to be amortized over a period of at least five (5) years. Such amortization shall be in accordance with generally accepted accounting principles and shall include interest at the rate of fifteen percent (15%) per annum compounded monthly.

     3. "Taxes," shall mean (i) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes assessments levied in substitution or supplementation in whole or in part of such taxes,
          (ii) all personal property taxes for the Building's personal property, including license expenses, (iii) all franchise fees, (iv) all taxes imposed on services of Landlord's agents and employees, (v) all sales, use or other tax, excluding state and/or federal income tax, now or hereafter imposed by any governmental authority upon Rent received by Landlord, (vi) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (vii) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes.

     4. "Exterior Common Areas" shall mean those areas of the Property which are not located within the Building and which are provided and maintained for the use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants, including without limitation, any parking garage, plaza, roads, sidewalks and landscape.

C.   Exclusions From Basic Costs.  Basic Costs shall not include the cost of
     ---------------------------
     capital improvements (except as above set forth), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions and principal payments on mortgage and other non-operating debts of Landlord.

D.   Occupancy.  Notwithstanding any language in the Lease seemingly to the
     ---------
     contrary, if the Building is not fully occupied during any calendar year of the Lease Term, actual Basic Costs for purposes of this Exhibit B-2 shall, at Landlord's option, be determined as if the Building had been fully occupied during such year.


                                          LANDLORD: 1800 Sherman Associates
                                          an Illinois general partnership


ATTEST:                                   BY:  EQUITY OFFICE PROPERTIES,
                                               INC., as agent

/s/ Mark E. Krason                        By: /s/ Pamela Boneham
---------------------------------            --------------------------

Name (print): Mark E. Krason              Name:  Pamela Boneham
              -------------------              ------------------------

/s/ Irene Wodarczyk                       Title: Vice President
---------------------------------               -----------------------

Name (print): Irene Wodarczyk
              -------------------



ATTEST:                                   TENANT: Cass Communications, Inc., an
                                          Illinois corporation

/s/ Jeffrey S. Blumberg                   By: /s/ Alan Weisman
---------------------------------            ---------------------------

Name (print): Jeffrey S. Blumberg         Name:  Alan Weisman
              -------------------              -------------------------

_________________________________         Title: President
                                                ------------------------

Name (print):  __________________

                                   EXHIBIT D

XXXVIII.  BUILDING RULES AND REGULATIONS


     This Exhibit is attached to and made part of the Lease dated July 31, 1993
                                                                  -------------
by and between 1800 Sherman Associates ("Landlord"), by its agent, Equity Office
               -----------------------
Properties, Inc. and Cass Communications, Inc. ("Tenant") for space in the
                     -------------------------
Building located at 1800 Sherman, Evanstaon, IL 60201.
                    ---------------------------------

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto;

1. Sidewalks, doorways, vestibules, halls, stairways and other similar area shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, liter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from missue by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such, color, size, style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted into any part of the Premises or Building except by the Building maintenance personnel, nor shall any part of the Building be defaced by Tenant.

4. Landlord may provide and maintain in the first floor (main lobby) or the Building an alphabetical directory board listing all Tenants, no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

6. Tenant will refer to Landlord for Landlord's supervision, approval, and control all contractors, contractors' representatives, and installation technicians rendering any services to Tenant, before performance of any contractual service. Such supervisory action by Landlord shall not render Landlord responsible for any work performed for

     Tenant. This provision shall apply to all work performed in the Building, including but not limited to the installation of telephones, computer wiring, cabling, equipment, electrical devices, attachments and installments of any nature. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designed by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved an injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or any of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting there from.

8. Landlord shall have the power to prescribe the weight and position of safes other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation or removal of any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the expenses or Tenant.

9.   Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not (i) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them, (ii) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials or other advertising, or
     (iii) conduct or permit any other activities in the Building that might constitute a nuisance.

11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises or Building. Tenant shall not, without Landlord's prior written consent, use, store, install, spill remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provision of 42 U.S.C. (S) 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith.

13. Tenant shall not use or occupy the Premises in any manner of for any purposes which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to the used lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such work. Tenant shall have no claim for damages of any nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

15. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Tenant shall bear the cost and expense of such extermination services, provided that Tenant shall not be obligated to pay more for its participation in such termite and pest extermination services than the prevailing competitive rates charged by reputable independent termite and pest control exterminators for the same service on a direct and individual basis.

16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, for which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation the use of any electronic or gas heating devices, without limitation the use of any electronic or gas heating devices, without Landlord's prior written consent.

17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephone, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

18. Bicycles and other vehicles are not permitted inside or on the on the walkways outside the Building, except in those areas, specifically designated by Landlord for such purposes.

19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guest and invitees shall comply with Landlord's reasonable requirements relative thereto.

20. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

22. Canvassing, soliciting and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

23. At not time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord.

24. Tenant shall observe Landlord's rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Tenant shall ensure that to the extent reasonable practicable, window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

25. All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

26. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m, and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.


                                   LANDLORD:  1800 Sherman Associates
                                   an Illinois general partnership

ATTEST:                                 BY:  EQUITY OFFICE PROPERTIES,
                                             INC., as agent

/s/ Mark E. Krason                      By:  /s/ Pamela Boneham
--------------------------------------       -----------------------------

Name (print):  Mark E. Krason           Name:  Pamela Boneham
               -----------------------         ---------------------------

/s/  Irene Wodarczyk                    Title: Vice President
--------------------------------------        ----------------------------

Name (print): Irene Wodarczyk
              ------------------------



ATTEST:                                 TENANT:  Cass Communications, Inc., an
                                        Illinois corporation

/s/ Jeffrey S. Blumberg                 By:  /s/ Alan Weisman
--------------------------------------     -------------------------------

Name (print): Jeffrey S. Blumberg       Name: Alan Weisman
              ------------------------       ---------------------------------

______________________________________  Title: President
                                              --------------------------------

Name (print):  _______________________

                                   EXHIBIT E

XXXIX. ADDITIONAL PROVISIONS

     This Exhibit is attached to and made part of the Lease dated July 31, 1993
                                                                  -------------
by and between 1800 Sherman Associates, AN ILLINOIS GENERAL PARTNESHIP
               -------------------------------------------------------
("Landlord"), by its agent, Equity Office Properties, Inc. and Cass
                                                               ----
Communications, Inc., AN ILLINOIS CORPORATION ("Tenant") for space in the
---------------------------------------------
Building located at 1800 Sherman, Evanstaon, IL 60201.
                    ---------------------------------

     1.   Schedule of Base Rental (continued from Exhibit B-1)

          6.   12 equal monthly installments of $25,520.83 payable on or before
               --                                ---------
               the first day of each month during the period beginning August 1,
                                                                       ---------
               1998 and ending July 31, 1999.
               ----            -------------

          7.   12 equal monthly installments of $26,041.67 payable on or before
               --                                ---------
               the first day of each month during the period beginning August 1,
                                                                       ---------
               1999 and ending July 31, 2000.
               ----            -------------

          8.   12 equal monthly installments of $26,562.50 payable on or before
               --                                ---------
               the first day of each month during the period beginning August 1,
                                                                       ---------
               2000 and ending July 31, 2001.
               ----            -------------

          9.   12 equal monthly installments of $27,083.33 payable on or before
               --                                ---------
               the first day of each month during the period beginning August 1,
                                                                       ---------
               2001 and ending July 31, 2002.
               ----            -------------

          10.  12 equal monthly installments of $27,604.17 payable on or before
               --                                ---------
               the first day of each month during the period beginning August 1,
                                                                       ---------
               2002 and ending July 31, 2002.
               ----            -------------

     2.   Rent Abatement

          a) No Base Rent shall be due for the following months (the "Abatement Months", collectively): November, 1993; January, 1994; January, 1995; January, 1996; and January, 1997.

          b) Tenant shall pay all Additional Base Rental for the Abatement Months as outlined in Article V of this Lease.

          c) The entire Base Rent otherwise due and payable for the Abatement Months shall become immediately due and payable upon this occurrence of an event of default by Tenant under this Lease.

     3.   Termination of Prior Lease.

          This Lease Agreement is contingent upon the execution of a Termination of Lease Agreement for the prior lease between Cass Communications, Incorporated (Tenant) and 1800 Sherman Associates as successor-in-interest to Sherman Place Associates (Landlord).


                                        LANDLORD:  1800 Sherman Associates,
                                        an Illinois general partnership

ATTEST:                                 BY:   EQUITY OFFICE PROPERTIES,
                                              INC., as agent

/s/ Mark E. Krason                      By:  /s/ Pamela Boneham
-----------------------------------     ------------------------------------

Name (print):  Mark E. Krason           Name: Pamela Boneham
               --------------------           ------------------------------

/s/  Irene Wodarczyk                    Title:  Vice President
-----------------------------------           ------------------------------

Name (print): Irene Wodarczyk
              ---------------



ATTEST:                                 TENANT:  Cass Communications, Inc., an
                                        Illinois corporation

/s/ Jeffrey S. Blumberg                 By:  /s/ Alan Weisman
-----------------------------------          --------------------------------

Name (print): Jeffrey S. Blumberg       Name: Alan Weisman
              ---------------------           -------------------------------

___________________________________     Title: President
                                               ------------------------------

Name (print):  ____________________

                                  EXHIBIT "F"

                               PARKING AGREEMENT
                               -----------------

This Exhibit is attached to and made a part of the Lease dated July 31, 1993 by
                                                               -------------
and between 1800 Sherman Associates, by its agent Equity Office Properties, Inc.
            -----------------------
("Landlord") and Cass Communications Inc. ("Tenant") for space in the building
                 ------------------------
located at 1800 Sherman, Evanston, Illinois 60201
           --------------------------------------

1. During the Lease Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of thirteen (13) (the "Spaces") in the
                                          -------------
     building parking area designated by Landlord (the "Parking Area") for the use of Tenant and its employees. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facility or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number spaces set forth above.*




2. Tenant shall pay Landlord rent for the Spaces (the "Parking Rent") in monthly Installments at a initial rate of $55.00 per Space per month, plus
                                               -------
     any applicable tax. Landlord shall have the right to increase the Parking Rent front time to time to reflect the rate then being charged by landlord for spaces in the Parking Area. The Parking Rent shall be considered Additional Base Rent in accordance with the terms in Article V of the Lease.

3. The location of the Spaces may be designated by Landlord from time to time. Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Building Parking Area shall be on an unreserved, first-come, first-serve basis.

4. Landlord shall not be responsible for money, jewelry, automobiles or other personal property baths or stolen from the Parking Area regardless of whether such loss or theft occurs when the Parking Area or other areas therein are locked or otherwise secured against entry. Except as caused by the negligence or willful misconduct of Landlord, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Area or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Parking Area and the Spaces shall be at the sole risk of Tenant and its employees.

5. Landlord shall have the right front time to time to promulgate reasonable rules and regulations regarding the Parking Area, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle end direction of parking and the like. Tenant shall comply and

________________________________
* Notwithstanding anything to the contrary as outlined in this first paragraph, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of nine (9) additional parking spaces. It is further agreed that Landlord may terminate the lease for any or all of these nine (9) additional parking spaces, at any time, by providing Tenant with thirty (30) days prior written notice.

     cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

6. Tenant shall not store or permit its employees to store any automobiles in the Parking Area without prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking area on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Area overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

7. Landlord shall have the right to temporarily close the Parking Area or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Area.

8. Tenant shall not assign or sublease any of the Spaces without consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

9. Landlord may elect to provide parking cards or keys to control access to the Parking Area. In such event, Landlord shall provide Tenant with one card for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.


                                        LANDLORD:  1800 Sherman Associates,
                                        an Illinois general partnership

ATTEST:                                 BY:  EQUITY OFFICE PROPERTIES,
                                             INC., as agent

/s/ Mark E. Krason                      By:  /s/ Pamela Boneham
-----------------------------------          ---------------------------------

Name (print):  Mark E. Krason           Name:  Pamela Boneham
               --------------------            -------------------------------

/s/  Irene Wodarczyk                    Title:  Vice President
 ----------------------------------            -------------------------------

Name (print): Irene Wodarczyk
              ---------------



ATTEST:                                 TENANT:  Cass Communications, Inc., an
                                        Illinois corporation

/s/ Jeffrey S. Blumberg                 By:  /s/ Alan Weisman
-----------------------------------          ---------------------------------

Name (print): Jeffrey S. Blumberg       Name: Alan Weisman
              ---------------------           --------------------------------

___________________________________     Title: President
                                               -------------------------------

Name (print):  ____________________

                       STORAGE LEASE AGREEMENT AMENDMENT
                       ---------------------------------

                           DATE:  SEPTEMBER 30, 1998

Cast Communications, Inc., ("Tenant") currently lease storage space at the 1800 Sherman Avenue building in Evanston, Illinois. Tenant currently pays $1,085.73 per month for storage.

It is agreed that Tenant's storage for the months of December, 1998 and January, 1999 shall be abated. The total consideration for this abatement equals $2,171.46. Storage rent will continue to be paid monthly beginning February 1, 1999.

Nothing contained herein shall relieve Tenant of any of its other obligations.

LANDLORD:
--------

PRENTISS PROPERTIES ACQUISITION
PARTNERS, L.P., a Delaware limited partnership

By:  Prentiss Properties I, Inc., a
     Delaware corporation, general partner

     By:       /s/ Michael E. Schack
        ---------------------------------

     Name:     Michael E. Schack
          -------------------------------
     Title:    Vice President
           ------------------------------

     By:       /s/  J/ Kevan Dilbeck
        ---------------------------------
     Name:     J. Kevan Dilbeck
          -------------------------------
     Title:    Vice President
           ------------------------------


TENANT:
------

CASS COMMUNICATIONS, INC.,
an Illinois corporation

     By:      /s/ Alan M. Weisman
        ---------------------------------
     Name:    Alan M. Weisman
          -------------------------------
     Title:   President
           ------------------------------

                           SECOND AMENDMENT TO LEASE
                           -------------------------

     THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made as of September 30, 1998, by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Landlord") and CASS COMMUNICATIONS., INC., an Illinois corporation ("Tenant").

                                  WITNESSETH:
                                  ----------

     WHEREAS, 1800 Sherman Associates, an Illinois general partnership ("Sherman") and Tenant entered into that certain Standard Form Office Lease dated July 31, 1993 (the "Lease"), demising 12,500 rentable square feet of space described as Suite No. 300 in the building commonly known as 1800 Sherman Avenue, Evanston, Illinois (the "Building");

     WHEREAS, Sherman and Tenant-entered into that certain First Amendment dated May 25, 1994 (the "First Amendment") whereby among other modifications, the premises was expanded by 60 rentable square feet of space. The Lease as modified by the First Amendment and including a Storage Lease Agreement dated April 21, 1994 and Parking Agreement dated February 21, 1996, both between Sherman and Tenant, shall hereinafter be referred to as the "Lease".

     WHEREAS, Landlord has succeeded to Sherman's interest in and to the Lease; and

     WHEREAS, Landlord and Tenant desire to make certain changes to the Lease as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

     1.   Integration of Amendment and Lease.  This Amendment and the Lease
          ----------------------------------
shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail. Except as expressly defined herein, all words and phrases which are defined in the Lease shall have the same meaning in this Amendment as are ascribed to said words and phrases in the Lease.

     2.   Expansion of the Premises. On December 1, 1998 (the "Effective
          -------------------------
Date"), the Premises shall be expanded to include 4,048 rentable square feet on the Fourth Floor of the Building known as Suite 404 and depicted on Exhibit A
                                                                    ---------
attached hereto and made a part hereof (the "Expansion Space"). Accordingly, from and after the Effective Date, the Rentable Area of the Premises is deemed for all purposes under the Lease to be 16,608 square feet. The Lease Term for the Expansion Space shall be coterminous with the Lease Term set forth in the Lease for the original premises, and shall terminate on the Termination Date (July 21, 2003), unless sooner terminated in accordance with the terms of the Lease.

     3.   Base Rental for the Expansion Space.  Tenant shall pay Base Rental to
          -----------------------------------
Landlord for the Expansion Space, in advance, without demand, deduction or set-off as set forth below:

     ---------------------------------------------------------------------
            Period          Annual Base Rental       Monthly Base Rental
     ---------------------------------------------------------------------
      12/1/98 - 7/31/99            $ 99,176.00                 $8,264.67
     ---------------------------------------------------------------------
       8/1/99 - 7/31/00            $101,200.00                 $8,433.33
     ---------------------------------------------------------------------
       8/1/00 - 7/31/01            $103,224.00                 $8,602.00
     ---------------------------------------------------------------------
       8/1/01 - 7/31/02            $105,248.00                 $8,770.67
     ---------------------------------------------------------------------
       8/1/02 - 7/31/03            $107,272.00                 $8,939.33
     ---------------------------------------------------------------------

Payment of Base Rental for the Expansion Space shall begin on December 1, 1998.

     4.   Tenant's Prorata Share.  As of December 1, 1998, Tenant's Prorata
          ----------------------
Share for the Expansion Space is 3.0087% and Tenant's Prorata Share for the Premises shall be increased to 12.3442%.

     5.   Improvements.  Tenant has inspected the Expansion Space and agrees to
          ------------
accept the same "as-is" without any agreements, representation; understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

     6.   Base Year.  For the period commencing with the Effective Date and
          ---------
ending on the Termination Date, the Base Year for computation of Tenant's Prorate Share of Basic Costs applicable to the Expansion Space is 1998.

     7.   Security Deposit.  The Lease is hereby amended as follows:
          ----------------

          a. Article IA.11 is deleted entirely and the following substituted therefor:

               "Security Deposit" shall mean the sum of $8,265.00"; and

          b. Article VI is deleted entirely and the following substituted thereof:

               "Security Deposit.  Tenant's Security Deposit shall be paid upon
                ----------------
               lease execution and shall be held by Landlord, without liability for interest except to the extent required by law, as security for the performance of Tenant's obligations under this Lease. Unless required by applicable law, Landlord shall not be required to keep the Security Deposit segregated from other finds of Landlord. Tenant shall not assign or in any way encumber the Security Deposit. Upon the occurrence of any Event of Default by Tenant, Landlord shall have the right, without prejudice to any other remedy, to use the Security Deposit, or portions thereof; to the extent necessary to pay any arrearages in Rent, and any other damage, injury or expense. Following any such application of all or any portion of the Security Deposit, Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, any remaining balance of' the Security Deposit shall be returned to Tenant, provided that Tenant surrenders the Premises without damage pursuant to Article XXXV hereof. If Landlord transfers its interest in the Premises during the Term, Landlord shall assign the Security Deposit to the transferee, and thereafter Landlord shall have no further liability to Tenant for the Security Deposit. If Tenant is in default under this Lease more than two (2) tunes within any twelve (12) month period, Irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, the Security Deposit shall automatically ho increased by an amount equal to the greater of
               (i) three (3) times the original Security Deposit, or (ii) three
               (3) months' Base Rental at such time for the Expansion Space, which shall be paid by Tenant to Landlord immediately upon demand."

     8.   Landlord's Address for Notice and Payment.  As Landlord has succeeded
          -----------------------------------------
to all of Sherman's right, title and interest under the Lease, the addresses set forth in Article I.A.6 for payment and notice are hereby replaced with the following:

          Landlord's Address for Notice:

          Prentiss Properties Acquisition Partners, L.P.
          3890 West Northwest Highway, Suite 400
          Dallas, Texas 75220
          Attention: President

          With a copy to:

Prentiss Properties Acquisition Partners, L.P.

                                                9500 West Lawrence Avenue
                                                Schiller Park, Illinois 60176
                                                Attention: Managing Director
          and to:

          Prentiss Properties Limited, Inc.
          1800 Sherman Avenue, Suite 402
          Evanston, Illinois  60201
          Attention: Property Manager

          Landlord's Address for Payment:

          Prentiss Properties Acquisition Partners, L.P.
          21049 Network Place
          Chicago, Illinois 60673-1210

     9.   Brokers.  Tenant represents that Tenant has not dealt with any broker
          -------
or finder in connection with this Amendment other than Prentiss Properties Limited, Inc. ("Broker") and agrees to indemnify and hold Landlord harmless from all damages, liability and expenses (including reasonable attorneys' fees) arising from any claims or demands of any brokers or finders for any commission alleged to be clue such brokers or finders other than Broker, in connection with their participation on behalf of Tenant in the negotiation of this Amendment. Landlord represents that Landlord has not dealt with any broker or finder in connection with this Amendment other than Broker and agrees to indemnify and hold Tenant harmless from all damages, liability and expenses (including reasonable attorneys' fees) arising from any claims or demands of any brokers or finders for any commission alleged to be due such brokers or finders other than Broker, in connection with their participation on behalf of Landlord in the negotiation of this Amendment.

     10.  Lease in Full Force and Effect.  Except as expressly provided herein,
          ------------------------------
all of the terms and provisions of the Lease shall remain in full force and effect, except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises.

     11.  Exculpation.  The term Landlord as used in the Lease arid this
          -----------
Amendment so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include, only the owner or owners at the time in question of the Landlord's interest in the Property. Tenant acknowledges and agrees, for itself and its successors and assigns, that no partner, trustee, director, officer, employee or agent of Landlord shall be personally liable for any of the terms, covenants or obligations of Landlord hereunder, and Tenant shall look solely to Landlord's interest in the Property for the collection of any judgment (or enforcement of any other judicial process) requiring the payment of money by Landlord with respect to any of the terms, covenants and conditions of the Lease as modified by this Amendment to be observed or performed by Landlord and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation due Tenant or its successors or assigns.

                            [Signature page follows]

     IN WITNESS WHEREOF, this Amendment is executed by the undersigned as of the date first above written.

LANDLORD:
--------

PRENTISS PROPERTIES ACQUISITION
PARTNER, L.P., a Delaware limited partnership


By:  Prentiss Properties I, Inc., a
     Delaware corporation, general partner

     By:      /s/ Michael E. Schack
        -------------------------------
     Name:    Michael E. Schack
          -----------------------------
     Title:   Vice President
           ----------------------------


     By:      /s/ J. Kevan Dilbeck
        -------------------------------
     Name:    J. Kevan Dilbeck
          -----------------------------
     Title:   Vice President
           ----------------------------


TENANT:
------

CASS COMMUNICATIONS, INC.,
an Illinois corporation

By:     /s/  Alan M. Weisman
   ------------------------------
Name:   Alan M. Weisman
     ----------------------------
Title:  President
      ---------------------------

                                   EXHIBIT A
                                   ---------

                                EXPANSION SPACE
                                ---------------


                           [FLOOR PLAN APPEARS HERE]



                               OPTION AGREEMENT

     This Agreement entered into this 1st day of June, 1984, by and between STEVEN ZEINFELD and ALLAN WEISMAN (hereinafter "Sellers") and CASS COMMUNICATIONS, INC. (hereinafter "Buyer').

                                  WITNESSETH

     WHEREAS, Sellers are the beneficiaries of Harris Trust and Savings Bank under Trust Agreement No. 33384 which holds title to the following described property:

     The west 16 feet of Lot 5, Lot 6 and Lots 7 and 8 (except the North 42 1/2 feet of said Lots 7 and 8) in Block 36 in North Evanston in Township 42 North, Range 13 East of the Third Principal Meridian, in Cook County, Illinois;

commonly known as 1633 Central Street, Evanston, Illinois (hereinafter "property'); and,

     WHEREAS, Buyer is currently the lessee of said Property from Seller under a lease agreement dated November 1, 1979 and terminating October 31, 1994; and,

     WHEREAS, Buyer is desirous of purchasing an option agreement from Seller so as to induce Buyer to continue on under its lease agreement with seller.

     NOW, THEREFORE, for good and valuable consideration as set forth herein, IT IS AGREED AS FOLLOWS:

     1. This option may be exorcised on November 1, 1994 by Buyer providing Seller with written notice of its intent to exercise said option on or before October 1, 1994.

     2. The consideration for this option will be the same of $412,170.00 payable as follows:

          a)   $112,170.00 payable in cash by Buyer to Seller on July 15, 1984.

          b) A demand note from Buyer to Seller the amount of $250,000.00 with interest at the rate of __% per annum on the unpaid balance, which note is delivered to Seller at the time of the execution of this Agreement.

          c) Buyer shall receive a credit in the amount of $50,000.00 for its security deposit previously paid to Seller.

     3. The purchase price of the property on the option date shall be Ten and No/100 ($10.00) Dollars providing that the payments set forth in paragraph 2(b) hereof have been made.

     4. Seller shall convey said premises to Buyer in fee simple, free and clear of all, liens, rights of dower or other encumbrances (unless herein otherwise specified), by good and sufficient deed of conveyance, in the usual form of a Trustee's Deed, except that if Seller conveys as executor, trustee, administrator or guardian, or in any trust capacity, the usual deed given in such cases shall be accepted. Said conveyance shall also be made subject to all, restrictions, easements and conditions of record, if any. Buyer shall, further, have the election of accepting an assignment of 100% of the beneficial interest of the land trust holding legal title to the property in lieu of the aforesaid deed.

     5. Buyer is to have possession of the premises on the day of transfer of title. All rentals, insurance premiums, interest and all matters affecting the property herein referred to, not herein otherwise provided for, shall be adjusted pro rata to the day of the transfer of title. The security deposit shall be a credit as set forth in paragraph 2(c) hereof.

     6. The transfer is to include, without further consideration and unless herein otherwise stated, all fixtures and appurtenances now in said premises, including the heating plant and all appliances connected therewith, service hot water heaters, gas and electric fixtures, bathroom fixtures attached, outside screens, awnings, storm sash and storm doors.

     7. Both parties hereto agree that no broker has been involved in this transaction.

     8. The terms of the transfer of title shall be in accordance with the standard language as set forth in Chicago Title and Trust "B" Form Contract, a copy of which is attached hereto as Exhibit "A".

     9. Nothing contained herein shall negate the lease which exists between Buyer and seller, it being expressly understood that the grant of this option is being made by Seller to Buyer as an inducement for Buyer's continued and faithful performances under the lease hereinabove referred to.

     10. The parties hereto acknowledge that the property is currently subject to a first mortgage in favor of Continental Illinois National Bank and Trust Co. of Chicago, a Mortgagee. Said Mortgagee has approved this grant of an option by virtue at their Amendment to Line of Credit Letter Agreement dated June 13, 1984, a copy of which is attached hereto as Exhibit "B".

     IN WITNESS WHEREOF, the parties have set their hands and seals on the date first above written.


SELLER:                                 BUYER:

________________________________        CASS Communications, Inc.
 Steven Zeinfeld

________________________________        By:______________________________
 Alan Weisman                                President

As sole beneficiaries of Harris         Attest:_______________________________
Trust and Savings Bank U/T/A                   Secretary
33384

STATE OF ILLINOIS)
                 ) SS
COUNTY OF COOK   )

     I, Eileen Frank, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that STEVEN ZEINFELD and ALAN WEISMAN are personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed, and delivered the said instrument as their free and voluntary act; for the uses and purposes therein set forth

     GIVEN under my hand and official seal, this _________ day of ____________, 1984.



                                     ________________________________________
                                     Notary Public

                                     Commission expires _______________, 19__

STATE OF ILLINOIS)
                 )SS
COUNTY OF COOK   )


     I, Eileen Frank, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that STEVEN ZEINFELD, PRESIDENT OF CASS COMMUNICATIONS, INC., and ALAN WEISMAN, SECRETARY OF CASS COMMUNICATIONS, INC., are personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act, for the uses and purposes therein set forth.

     GIVEN under my hand and official seal, this _________ day of ___________, 1984.


                                     ________________________________________
                                     Notary Public

                                     Commission expires _______________, 19__

                          CONDITIONS AND STIPULATIONS

1. Seller shall deliver or cease to be delivered to Purchaser or Purchaser's agent, not less than 5 days to the time of closing, the ____ of one is required to be delivered under the term of this contract and title commitment for an owner's title insurance policy issued by the Cass Insurance Company in the amount of the purchase price, covering title to the real estate on or after the date hereof, showing title in the _____ subject only to (a) the general exceptions contained in the policy, (b) the title exception set forth above, and
(c) title exception pertaining to encumbrances of a definite or ascertainable amount which may be removed by the payment of money at the time of closing and which the ____ removed at the time by using the funds to be paid upon the delivery of the deed (all of which are herein referred to as the permitted exception), commitment shall be conclusive evidence of good title as therein shown as to all matters insured by the policy, subject only to the exceptions stated Seller also shall furnish Purchaser an affidavit of title in customary form covering the date of closing and showing title in Seller subject as permitted exceptions in foregoing items (b) and (c) and unpermited exceptions or defects in the title disclosed by the survey, if any, as _____ insurer commits to extend insurance in the manner specified in paragraph 2 below.

2. If the title commitment or pot of survey ___ one is required to be delivered under the terms of this contract) discloses either unpermitted __ or survey matters that render the title unmarketable (herein referred to as "survey defects"). Seller shall have 30 days from the date of delivery ___ have the exception removed from the commitment or to correct such survey defects or to have the title insurer commit to insure against loss ___ that may be occasioned by such exceptions or survey defects, and, in such vent, the time of closing shall be 35 days after delivery of the ____ the time expressly specified in paragraph 5 on the front page hereof, whichever is later. If Seller fails to have the exceptions removed or ___ survey defects, or in the alternative, to obtain the commitment for title insurance specified above as to such exception of the 30-day period __ title as if then is with the right to deduct from the purchase price liens or encumbrances of a definite or ascertainable amount. If Purchaser ___ elect, then this contract shall become null and void without further action of the parties.

3. Rents, premiums under assignable insurance policies, water and other utility charges, fuels, prepaid service contracts, general taxes, accrued __ mortgage indebtedness, if any, and other similar items shall be adjusted ratably as of the time of closing. If the amount of the ___ general __ then ascertainable, the adjustment thereof except for the amount which may accrue by reason of new or additional improvements shall be on __ the amount of the most recent ascertainable taxes. The amount of any general taxes which may accrue by reason of new or additional ____ by adjusted as follows:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________
_______________________________________________________________________________.

All prorations are final unless provided otherwise herein. Existing and assignable insurance policies, if any, shall then be assigned to Purchaser ____ shall pay the amount of any stamp tax imposed by State law on the transfer of the title, and shall furnish a completed Real Estate Transfer ____ signed by the Seller or the Seller's agent in the form required pursuant to the Real Estate Transfer Tax Act of the State of Illinois, and shall ____ declaration signed by the seller or the seller's agent or meet other requirements as established by an local ordinance with regard to a ___ transaction tax. Such tax required by local ordinance shall be paid by the Purchaser.

4. The provisions of the Uniform Vendor and Purchaser Risk Act of the State of Illinois shall be applicable to this contract.

5. If this contract is terminated without Purchaser's fault, the earnest money shall be returned to the Purchaser, but if the termination is _____ Purchaser's fault, then at the option of the Seller and upon notice to the Purchaser, the earnest money shall be forfeited to the Seller and applied to the payment of Seller's expenses and then to payment of broker's commission; the balance, if any, to be ________ by the Seller __________________.

6.   [Text of paragraph illegible].

7.   Time is of the essence of this contract.

8. Any payments herein required to be made at the time of closing shall be by certified check or cashier's check, payable to Seller.